MAYTAG CORPORATION

                                         Exhibit 3(a)

                     Restated Certificate of Incorporation of Registrant.


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                              MAYTAG CORPORATION






             Incorporated Under the Laws of the State of Delaware








                     RESTATED CERTIFICATE OF INCORPORATION









                               November 6, 1989


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                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                              MAYTAG CORPORATION




    Maytag Corporation was originally incorporated as The Maytag Company by filing its original Certificate of Incorporation with the Secretary of State on the 15th day of August, A.D. 1925.

    FIRST. The name of this corporation is Maytag Corporation.

    SECOND. Its principal office in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 1209 Orange Street, Wilmington, Delaware.

    THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

    To manufacture, obtain, use and operate under licenses or otherwise, and to sell, license others to manufacture or use, lease or otherwise acquire, use or in any manner dispose of any and all kinds of equipment, devices, machines or machinery, motors, adjuncts and appurtenances, manufactured or used under any one or more inventions, processes, methods or otherwise, relating to or useful in domestic, industrial, manufacturing, mercantile, agricultural and other pursuits; also metal, electrical, mechanical and mercantile specialties and machines, appliances, utilities, devices, mechanical or otherwise, cast-ings, implements, tools, fixtures, instruments and apparatus of every kind and nature, and any other articles of commerce ordinarily made or used in a thor-oughly equipped plant, machine shop, foundry, factory or laboratory, and more particularly to manufacture, buy, sell, repair, alter and generally deal in washing machines, laundry machinery, refrigerators and refrigerating devices and household or other equipment, supplies, specialities and articles of every kind and nature.

    To carry on the business of mechanical, laundry engineers and electrical engineers, toolmakers, machinists, founders, metal workers, smiths, builders, fitters, cutlers, and merchants, and any other business or businesses which may seem calculated, directly or indirectly, to enhance the value of or render profitable any of the company's property or rights, or conducive to any of the company's objects.

    To design, manufacture, buy, sell, make, repair, alter, let on hire and deal in apparatus, machinery, hardware and articles of all kinds capable of being used for the purpose of any business herein mentioned or likely to be required by customers of any such business.
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    To manufacture, purchase or otherwise acquire, hold, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, merchandise and real and personal property of every class and description, and in particular, in lands, buildings, busi-ness concerns and undertakings, mortgages, shares, stocks, debentures, securi-ties, scrip, concessions, produce, policies, book debts and claims against such property or against any person or corporation and to carry on any busi-ness, concern or undertaking so acquired.

    To acquire the good will, rights and property, and to undertake the whole or any part of the assets and liabilities of any person, firm, association, or corporation and to pay for the some in cash, stocks, or bonds of this corpora-tion or otherwise.

    To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

    To purchase, subscribe for or in any manner acquire, own, hold, receive, dispose of the income from, sell, assign, transfer, pledge, mortgage or in any manner dispose of and to exercise all the rights of individuals or natural persons with respect to bonds, securities, evidences of indebtedness of, or shares of stock or interest in any corporation, association or joint stock company of the State of Delaware, or any other state, territory or country, and while the owners of shares of stock of or interest in any corporation, joint stock company, firm or association, to exercise all the rights and privileges of such ownership, including the right to vote thereon, and to do anything needful or convenient for the protection, improvement, betterment or enhancement in value of such shares of stock or interest or bonds or obliga-tions owned by the company, and to aid, in any manner, any such corporation, joint stock company, firm or association, the stock, bonds, or other obliga-tions of or interest in which are held by the company.

    To enter into, make, perform and carry out contracts of every kind neces-sary and incidental to the business of the corporation, for any lawful pur-pose, without limit as to amount, with any person, firm, association or corpo-ration.

    To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, scrip and other negotiable or transferable instruments or obligations.

    To guarantee the payment of dividends or interest on any shares of stock, debentures, bonds or other securities, issued by this corporation or by any other person, firm or corporation or on any contract or obligation of the corporation, firm or individual whatever, which may be proper or necessary for the business of the corporation.
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    To lend and advance money or give credit to such persons, firms, or corporations and on such terms as may seem expedient, and in particular to customers and others having dealings with this company, to give, guarantee or become surety for such person, firm or corporation.

    To issue bonds, debentures or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise.

    To purchase, hold, acquire and reissue the shares of its capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capi-tal; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

    To have one or more offices, to carry on all or any part of its opera-tions and business, without restriction or limit as to amount, and to purchase or otherwise acquire, take, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, Possessions or Colonies of the United States, and in any and all foreign countries.

    The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

    In general, to carry on any other business in connection with the forego-ing, whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the lows of Delaware upon corporations formed under the act hereinafter referred to.

    FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 224,000,000 shares which shall be divided into two classes as follows: (a) 24,000,000 shares of Pre-ferred Stock ("Preferred Stock") of the par value of $1.00 per share; and (b) 200,000,000 shares of Common Stock ("Common Stock") of the par value of $1.25 per share. Each share of Common Stock, par value $1.25 per share, issued immediately prior to the taking effect of said amendment including shares held by the Corporation as treasury shares, shall, upon the taking effect thereof, be changed and reclassified into two (2) shares of Common Stock, par value $1.25 per share (hereinafter called "New Common Stock"), and such shares of New Common Stock shall thereupon be deemed to be validly issued, fully paid and nonassessable. Each certificate representing shares of Common Stock issued immediately prior to the taking effect of the amendment shall thereafter continue to represent the same number of shares of New Common Stock. The Corporation shall issue to or upon the order of each person who held shares of Common Stock of record immediately prior to the taking effect of the amend-ment, a new certificate or certificates representing one (1) additional share of New Common Stock for each share so held of record by the holder.

    The designations, voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

    A.  PREFERRED STOCK

        (i) Shares of Preferred Stock may be issued in one or more series at

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such time or times, and for such consideration as the Board of Directors may determine.

        (ii) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, partici-pating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:

        (a) The distinctive designation and the number of shares constituting a series, which number may (except as otherwise provided by the Board of Directors) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

        (b) the dividend rate or rates and the preferences, if any, over any other class or series (or of any other class or series over such series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

        (c) the voting powers, multiple, full or limited, if any, of the shares of such series and the extent of such voting powers;

        (d) whether the shares shall be redeemable and, if so, the terms and conditions on which the shares may be redeemed, including the time or times when, the price or prices at which and the manner in which such shares shall be redeemable (including the manner of selecting shares for redemption if less than all shares are to be redeemed);

        (e) the rights of the holders of the shares of such series, and the preferences, if any, over any other class or series (or of any other class or series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up or merger, consolidation or distribution or sale of assets of the corporation;

        (f) whether the shares shall be entitled to the benefit of a sinking or retirement fund and, if so, the terms and conditions of such fund;

        (g) whether the shares shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation or any other corporation, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

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        (h) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation or any amendment hereto.

        (iii) Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into or exchanged for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or any other corporation) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued.

    B.   COMMON STOCK

        (i) Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent per-mitted by law, such dividends as may be declared from time to time by the Board of Directors.

        (ii) Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation on all matters voted upon by the stockholders.

        (iii) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

    C.   OTHER PROVISIONS

        (i) Subject to the conditions and restrictions of any outstanding Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or class-es may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the stock of the corporation entitled to vote thereon.

        (ii) No holder of Preferred Stock or Common Stock shall have any right, as such holder, to purchase or subscribe for any security of the corpo-ration now or hereafter authorized or issued. All such securities may be issued and disposed of by the Board of Directors to such persons, firms, corporations and associations for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any part thereof, to the holders of Preferred Stock or Common Stock.
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    FIFTH.

    Section 1. No person who is or was at any time a director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provid-ed, however, that, unless and except to the extent otherwise permitted from time to time by applicable law. The provisions of this Section shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date this Section becomes effective. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further limiting or eliminat-ing the personal liability of directors, then the liability of a director of the Company shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a direc-tor of the Company existing at the time of such repeal or modification.

    Section 2. Any person who is or was a director, officer, employee, or agent of the Company, or of any other corporation, partnership, joint venture, trust, or other enterprise which he served as such at the request of the Company shall in accordance with the provisions of this Article hereinafter set forth be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reason-ably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or inves-tigative (other than an action by or in the right of the Company), to which he was or is a party, or is threatened to be made a party, by reason of his being or having been a director, officer, employee, or agent of the Company or of such other corporation, partnership, joint venture, trust, or other enter-prise. The director, officer, employee, or agent shall be entitled to such indemnification if he acted in good faith and in a manner he reasonably be-lieved to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, in itself create a presumption that the person did not meet the standards of conduct set forth herein. In the case of any action or suit by or in the right of the Company to procure a judgment in its favor, such director, officer, employee, or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudica-
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tion of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such expenses which the Court of Chancery or such other court shall deem proper.

    Section 3. To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding paragraph, or in defense of any claim, issue, or matter therein, he shall be entitled, as of right, to indemnification as provided in this Article. Any indemnification under this Article (unless ordered by a court) shall be made by the Company as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 2 of this Article. Such determination shall be made (1) by the board of direc-tors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who shall not be regular counsel of the Company and shall have generally recognized competence to advise upon the matter) in a written opinion; or (3) by the stockholders.

    Section 4. Expenses incurred in defending a civil or criminal action, suit, or proceeding of the character described in this Article may be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to indemnification under this Article.

    Section 5. The rights of indemnification and advancement of expenses provided in or granted pursuant to this Article shall be in addition to any other rights to which any such director, officer, employee, or agent may be entitled as a matter of law, under any contract, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and in the event of such person's death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a director, officer, employee, or agent at the time of incurring or becoming subject to such liability or ex-penses and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article.

    Section 6. The Company shall have power to purchase and maintain insur-ance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

    Section 7. For purposes of Sections 2 through 8 of this Article, refer-ences to "the Company" shall include, in addition to the resulting corpora-tion, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had
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continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a direc-tor, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to such constituent corporation if its separate existence had continued.

    Section 8. For purposes of this Article, references to "other enterpris-es" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or bene-ficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

    SIXTH. This corporation is to have perpetual existence.

    SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

    EIGHTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    To make and alter the bylaws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

    From time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation, except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

    If the bylaws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the bylaws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

    This corporation may in its bylaws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

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    Both stockholders and directors shall have power, if the bylaws so pro-
vide, to hold their meetings, and to have one or more offices within or with-out the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

    The number, classification, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided in the bylaws. This final paragraph of Article EIGHTH shall not be amended or re-scinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the pro-posed alteration or amendment be contained in the notice of the meeting.

    NINTH. Except as otherwise expressly provided in this Article NINTH:

    (i) any merger or consolidation of the corporation with or into any other corporation; or (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation to or with any other corpo-ration, person or other entity, shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the benefi-cial owner, directly or indirectly, of 5 percent or more of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote.

    The provisions of this Article NINTH shall not apply to any transaction described in clauses (i) or (ii) of this Article, (a) with another corpora-tion, person or other entity if the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding shares of capital stock of the corpora-tion entitled to vote; or (b) which has been approved by resolution unanimous-ly adopted by the whole Board of Directors of the corporation at any time prior to the consummation thereof.

    For the purposes of this Article NINTH, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (in-cluding shares deemed owned through application of clause (i) of this para-graph above), by any other corporation, person or other entity (a) with which it or its "affiliate" or "associate" (as referenced below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the corporation or (b) which is its "affiliate" or "associate" as those terms were defined in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 1, 1977. For the purposes of this Article NINTH, the outstanding shares of capital stock of the corporation shall include shares deemed owned through

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the application of clauses (i) and (ii) of this paragraph but shall not in-
clude any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

    The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of informa-tion then known to it, whether (a) any corporation, person or other entity beneficially owns, directly or indirectly, 5 percent or more of the outstand-ing shares of capital stock of the corporation entitled to vote, (b) any sale, lease, exchange or other disposition of part of the assets of the corporation involves substantially all of the assets of the corporation, and (c) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article NINTH.

    This Article NINTH may not be amended or rescinded except by the affirma-tive vote of the holders of at least two-thirds of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of the stockholders if notice of the pro-posed alteration or amendment be contained in the notice of the meeting.

    TENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    ELEVENTH.

    Section 1. Vote Required for Certain Business Combinations.

    A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation (includ-ing, without limitation, Article NINTH hereof), and except as otherwise ex-pressly provided in Section 2 of this Article ELEVENTH:

    (i) any merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation or other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

    (ii) any plan of exchange for all outstanding shares of the corporation or any subsidiary or for any class of shares of either with (a) any Interested Shareholder or (b) any other corporation or other person (whether or not itself an Interested Shareholder) which is, or after such plan of exchange would be, an Affiliate of an Interested Shareholder; or

    (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any subsidiary having an aggregate Fair Market Value of 10% or more of the total assets of the corporation and its subsidiaries on a consolidated basis; or

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    (iv) the issuance or transfer by the corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary to any Interested Shareholder or any Affil-iate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 10% or more of the total assets of the corporation and its subsidiaries on a consolidated basis; or

    (v) the adoption of any plan or proposal for the liquidation or dissolu-tion of the corporation proposed by or on behalf of an Interested Share-holder or any Affiliate of any Interested Shareholder; or

    (vi) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consoli-dation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Inter-ested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corpora-tion entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for purposes of this Article ELEVENTH each share of the Voting Stock shall have the number of votes granted to it pursuant to bylaw or this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser vote may be specified by law, this Certifi-cate of Incorporation or in any agreement with any national securities ex-change or otherwise.

    B. Definition of "Business Combination". The term "Business Combination" as used in this Article ELEVENTH shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph A of this
Section 1.

    Section 2. When Higher Vote is Not Required. The provisions of Section I of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

    A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter de-fined), it being understood that this condition shall not be capable of satis-faction unless there is at least one Continuing Director.

    B. Price and Procedure Requirements. All of the following conditions shall have been met:

    (i) The aggregate amount of the cash and the Fair Market Value (as here-inafter defined) as of the date of the consummation of the Business Combina-tion of consideration other than cash to be received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the highest of the following:

    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

    (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article ELEVENTH as the "Determination Date"), whichever is higher;

    (c) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B (i) (b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immedi-ately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock; and

    (d) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

    Shares acquired or paid for by an Affiliate of the Interested Shareholder shall be deemed to have been acquired or paid for at the same time by the Interested Shareholder.

    (ii) The consideration to be received by holders of such class of Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class. If the Interested Shareholder has paid for shares of a class of Voting Stock with varying forms of considera-tion, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class previously acquired by it.

    (iii) After such Interested Shareholder has become an Interested Share-holder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on then outstanding shares of Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of divi-dends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapi-talization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

    (iv) After such Interested Shareholder has become an Interested Share-holder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in antic-ipation of or in connection with such Business Combination or otherwise.

    (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all holders of Voting Stock at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provi-sions).

    The requirements of subparagraphs (i) and (ii) above shall not apply to any class of Voting Stock (other than Common Stock) hereafter authorized if the provision creating or authorizing such class so provides and such provi-sion has been approved by a majority of the Continuing Directors.

    Section 3. Certain Definitions. For the purposes of this Article
ELEVENTH:

    A. A "person" shall mean any individual, firm, corporation or other entity.

    B. "Interested Shareholder" shall mean any person (other than the corpo-ration or any subsidiary) who or which:

    (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

    (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

    (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediate-ly prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    C.  A person shall be a "beneficial owner" of any Voting Stock:

    (i) which such person or any of its Affiliates or Associates (as herein-after defined) beneficially owns, directly or indirectly; or

    (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1984.

    F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provid-ed, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

    G. "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Share-holder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continu-ing Director who is unaffiliated with the Interested Shareholder and is recom-mended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

    H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Ex-change, on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation, whichever is reported in the financial press, with respect to a share of such stock during the 30-day period preced-ing the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

    I. In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received" as used in paragraph B (i) of Section 2 of this Article ELEVENTH shall include the shares of any class of outstanding Voting Stock retained by the holders of such shares.

    J. References to a "class of Voting Stock" shall include any separate series of a class.

    Section 4. Powers of the Board. The Board shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of infor-mation known to it after reasonable inquiry, (A) whether a person is an Inter-ested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination have or has an aggregate Fair Market Value of 10% or more of the total assets of the corporation and its subsidiaries on a consolidated basis. Any such determination made in good faith shall be binding and conclusive on all par-ties.

    Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

    Section 6. Amendment or Repeal. Notwithstanding any other provision of law, this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser vote may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), and in addi-tion to any affirmative vote of holders of any class of capital stock of the corporation or any series of any such class then outstanding which is required by law or by or pursuant to this Certificate of Incorporation, the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH.

    TWELFTH. Any action required or permitted to be taken by the stockholders of the Corporation may be be effected solely at a duly called annual or spe-cial meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

    This restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at it's regular meeting held November 6, 1989 in accordance with the provisions of Section 245 of the Delaware Corporation Law. It relates and integrates and does not further amend the provisions of

Maytag Corporation's Certificate of Incorporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this restated Certificate of Incorporation.

    Dated this 6th day of November, A.D. 1989.






                                          _________________________
                                          D. J. Krumm, Chairman


____________________________
Attest

                              STATE OF DELAWARE

                         OFFICE OF SECRETARY OF STATE



    I, GLENN C. KENTON, Secretary of the State of Delaware, do hereby certify that the above and foregoing corresponds with and includes all of the provi-sions of the Restated Certificate of Incorporation of Maytag Corporation," as received and filed in this office the 6th day of November, A. D. 1989, at 10 o'clock A.M.


        IN TESTIMONY WHEREOF, I have hereunder set my hand and official seal at Dover this 6th day of November in the year of our Lord one thousand nine hundred and eighty-nine.




                                   /s/   Glenn C. Kenton________
                                       Secretary of State
SEAL

                                   By:  /s/       M. Toon____________

                              MAYTAG CORPORATION

                                 Exhibit 3(d)

          By-Laws of Registrant, as amended through February 7, 1991.

                                         MAYTAG CORPORATION









                                 A Delaware Corporation









                                       BYLAWS









                              Revised as of February 7, 1991

                                 MAYTAG CORPORATION

                                      BYLAWS



                                      Offices

      1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is the Corporation Trust Company. The corporation may also have an office in the City of Newton, Jasper County, State of Iowa, and also offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.


                                        Seal


      2. The corporate seal shall have inscribed thereon the name of the cor-poration, the year of its organization and the words "Corporate Seal, Dela-ware."


                                 Stockholders' Meetings


     3. Meetings of the stockholders may be held at such place as shall be determined by resolution of the board of directors.

     4. An annual meeting of the stockholders shall be held on such date and at such time and place as shall be fixed by resolution of the board of direc-tors. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. At the annual meeting the stockholders shall elect directors of the class for which the term expires on such date and shall transact such other business as may properly be brought before the meeting.

     Except as otherwise provided by statute or the Certificate of Incorpo-ration, the only business which properly shall be conducted at any annual meeting of the stockholders shall (i) have been specified in the written no-

                                   -2-
tice of the meeting (or any supplement thereto) given as provided in Bylaw 7,
(ii) be brought before the meeting by or at the direction of the Board of Directors or the officer of the corporation presiding at the meeting or (iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who is entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the secretary of the corporation at the principal executive offices of the corporation, in Newton, Iowa, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the Stockholder Meeting Notice to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Each Stockholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and; (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commis-sion if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934 as amended. No business shall be brought before any annual meet-ing of stockholders of the corporation otherwise than as provided in this Bylaw 4; provided, however, that nothing contained in this Bylaw 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, deter-mine that business was not properly brought before the meeting in accordance with the provisions of this Bylaw 4 and, if he should so determine, he should so declare to the meeting and any such business so determined to be not prop-erly brought before the meeting shall not be transacted.

      5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. The officer of the corpora-tion presiding at the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum present. Notice of the time or place of an adjourned meeting shall be given only as required by law. The stockholders present at a duly called meeting may continue to transact business until adjournment, notwithstanding the with-

                                    -3-
drawal of sufficient stockholders to constitute the remaining stockholders less than a quorum. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. If the ad-journment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corpora-tion. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Directors shall be elected by a plurality of the votes of the shares present in person or repre-sented by proxy at the meeting and entitled to vote on the election of direc-tors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

      7. Written notice of the annual meeting shall be prepared and mailed by the corporation to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation at least ten and not more than sixty days prior to the meeting.

      8. A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office where the meeting is to be held, at least ten days before every meeting of stockholders, and shall, during the usual hours of business during such ten day period, and during the whole time of said meeting of stockholders, be open to the examination of any stockholder for any purpose germane to the meeting.

      9. Special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the whole board of directors. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. This Bylaw 9 may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed al-teration or amendment be contained in the notice of meeting.

     10. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting. Written notice of a special meeting of stockholders stating the time and place and object thereof shall be prepared and mailed by the corporation, postage prepaid, at least ten and not more than sixty days before such meeting, to each stockholder entitled

                                    -4-
to vote thereat at such address as appears on the books of the corporation.

     11. The board of directors by resolution shall appoint one or more in-spectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated by the board of directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the officer appointed to act or is able to act at a meeting of stockholders, the officer of the corporation presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

     The officer of the corporation presiding at the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.


                                   Directors

     12. The property and business of this corporation shall be managed by its board of directors. Except as otherwise provided in these Bylaws or by law, the directors of the corporation shall be elected at the annual meeting of stockholders in each year. The number of directors which shall constitute the whole board of directors shall be at least three and such number may be fixed from time to time by a majority of the whole board, or if the number is not so fixed, the number shall be eleven. The directors of the corporation shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors.

At the 1977 Annual Meeting of Stockholders,

          (a) one-third of the number of directors shall be elected to serve until the 1978 Annual Meeting of Stockholders;

          (b) one-third of the number of directors shall be elected to serve until the 1979 Annual Meeting of Stockholders; and

          (c) one-third of the number of directors shall be elected to serve until the 1980 Annual Meeting of Stockholders, and until their successors shall be duly elected and qualified.

          At each annual election of directors after the 1977 Annual Meeting of stockholders, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three

                                   -5-
years from the date of their election and until their successors shall be duly elected and qualified. In the case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equally as possible, as shall be determined by a majority of the whole board at the time of such increase or decrease.

      This Section 12 may not be amended or rescinded except by the affirma-tive vote of the holders of at least two-thirds of the stock of the corpora-tion issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

     13. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of Delaware, at the office of the corporation in the city of Newton, Iowa, or at such other places as they may from time to time determine.

     14. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certif-icate of Incorporation or by these Bylaws directed or required to be exercised or done by stockholders.

    14A. Except as otherwise fixed pursuant to the Certificate of Incorpora-tion relating to the rights of the holders of any one or more classes or se-ries of Preferred Stock issued by the corporation, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors gener-ally may nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder's intent to make such nomi-nation or nominations has been delivered personally to, or been mailed to and received by, the secretary of the corporation at the principal executive of-fices of the corporation in Newton, Iowa, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anni-versary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and record address of the stockholder who intends to make the nomination;
(ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of stock held of record, owned beneficially and repre-sented by Proxy by such stockholder and by the person or persons to be nomi-nated as of the date of such notice; (iv) a representation that the stockhold-er intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrange-ments or understandings between such stockholder and each nominee and any

                                   -6-
other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the proxy rules of the Securities and Exchange Commission; and (vii) the consent of each nominee to serve as a di-rector of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be re-quired by the corporation to determine the eligibility of such proposed nomi-nee to serve as a director of the corporation. Notwithstanding anything in the second sentence of this Bylaw 14A to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw 14A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secre-tary at the principal executive offices of the corporation, in Newton, Iowa, not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Bylaw 14A, and if he should so determine, he should so declare to the meeting and the defective nomination shall be disre-garded.

          Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has deter-mined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw 14A, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw 14A. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stock-holder's notice required by the first paragraph of this Bylaw 14A shall be delivered to the secretary at the principal executive offices of the corpora-tion not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

      No person shall be eligible for election as a director of the corpora-tion unless nominated in accordance with the procedures set forth in these Bylaws.

     Notwithstanding the provisions of Bylaw 4 and this Bylaw 14A, a stock-holder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Bylaw 4 and this Bylaw 14A. Nothing

                                   -7-
in Bylaw 4 and this Bylaw 14A shall be deemed to affect any rights of stock-holders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.


                               Executive Committee

     15. There may be an executive committee of two or more directors desig-nated by resolution passed by a majority of the whole board. Said committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the board such committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time. The board may delegate to such committee authority to exercise all the powers of the board excepting power to amend the Bylaws, while the board is not in session. Vacancies in the membership of the committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

     16. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                             Compensation of Directors

     17. Directors who as officers or employees of the corporation receive compensation from it shall not receive any stated compensation for their services as directors; but by resolution of the board reasonable compensation for attendance at board meetings may be allowed and paid.

          Directors who do not receive compensation from the corporation for employment with it in the capacity of an officer or employee shall be allowed and paid such stated compensation as may be fixed by the board of directors; and such directors shall be reimbursed for expenses incurred in connection with the performance of their duties or services as director, the amount thereof to be allowed and paid by resolution of the board.

          Nothing herein contained shall be construed as precluding a director from serving the company in any other capacity and receiving compensation therefor.

     18. Members of special or standing committees may be allowed and paid compensation for their services as such, and expenses incident thereto, in

                                   -8-
such amounts as from time to time are fixed and allowed by the board of direc-tors.

                             Meetings of the Board

     19. The newly elected board may meet without notice for the purpose of organization or otherwise immediately following the annual meeting of the stockholders or at such place and time as shall be fixed by resolution of the board.

     20. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.

     21. Special meetings of the board may be called by the chairman of the board or the president on two days' written notice mailed to each director, or on not less than 24 hours' notice delivered to each director personally, tele-phonically or by telegram or telecopy at such number as has been provided by the director; special meetings shall be called by the chairman of the board, the president or secretary in like manner and on like notice on the written request of a majority of the directors then in office. A special meeting may be held without notice if all the directors are present or, if those not present waive notice of the meeting in writing, either before or after such meeting.

     22. At all meetings of the board, four directors, but not less than one-third of the total number of directors, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws.


                                 Officers

     23. The officers of this corporation shall be chosen by the directors and shall be a president, one or more vice presidents, a secretary, controller, and such assistant secretaries as the board of directors may designate. The board may also elect a chairman of the board and in that event, shall desig-nate whether he or the president shall be the chief executive officer of the corporation.

     24. The board of directors, at its first meeting after each annual meet-ing of stockholders, shall elect the corporate officers.

     25. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such

                                   -9-
powers and perform such duties as shall be determined from time to time by the board.

     26. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors; provided that in the case of officer members of the board of directors their salaries may be fixed from time to time by either of the following additional methods: (i) by a salary committee of not less than three members appointed, by a resolution passed by a majority of the whole board of directors, from among the members of the board of direc-tors who are not officers of the corporation, or (ii) by a salary committee composed of all members of the board of directors who are not officers of the corporation, such committee to act by a majority of its members. None of the officers of the corporation shall be prevented from receiving a salary by reason of the fact that he is also a member of the board of directors; but an officer who shall also be a member of the board of directors shall not have any vote in a determination by the board of directors of the amount of salary that shall be paid to him.

     27. The officers of the corporation shall hold office until their succes-sors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.


                        Chairman of the Board of Directors

     28. Whenever a chairman of the board of directors has been elected by the board, he shall preside at all meetings of the board of directors and of the stockholders. If no chairman of the board is elected, the president shall act as the chairman of the board and shall assume the powers and duties of the chairman.


                                    President

     29. (a) The president shall be the chief executive officer of the corpo-ration unless a chairman of the board has been elected and designated as such officer. Subject to the authority of the chairman of the board in such event, the president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. In the absence or disability of the chairman of the board, where that office has been filled by election of the board, the powers and duties of the chairman shall be assumed by the president.

         (b) He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.

         (c) He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of the corporation.


                                Vice President

     30. The board of directors may elect one or more vice presidents and may designate one or more of the vice presidents to be executive vice presidents. Subject to the succession provided for in Bylaw 29(a), in the absence or dis-ability of the CEO, the executive vice presidents, or the vice presidents in the event none have been designated "Executive", in the order designated, (or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the CEO. The vice president(s) shall perform such other duties as the board of directors may prescribe.


                                  Secretary

     31. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall be custodian of the corporate records and of the seal of the corporation and see that the seal of the corpo-ration is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of direc-tors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.


                                  Treasurer

     32.

     (a) The treasurer shall, under the general direction of the Chief Finan-cial Officer, be responsible for the planning and directing of corporate finance activities. He shall have the custody of corporate funds and securi-ties and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

     (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer.

     (c) He shall give the Corporation a bond if required by the Board of Di-rectors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of what-ever kind in his possession or under his control belonging to the Corporation.


                          Chief Financial Officer


     33. The Chief Financial Officer of the corporation shall have the general responsibility for the financial operations of the corporation and for all receipts and disbursements of the funds of the corporation.


                                 Controller

     34. The controller shall be the chief accounting officer of the corporation.


                             Assistant Secretary

     35. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.


                             Assistant Treasurer

     36. Repealed.

                    Vacancies and Newly Created Directorships

     37. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the board of directors.

     Vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quo-rum, and the directors so chosen shall hold office until the expiration of the term of the class to which they have been chosen and until their successors are duly elected and qualified. This second paragraph of Section 37 may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.


                    Duties of Officers May be Delegated

     38. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire board concur therein.


                             Certificates of Stock

     39. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary.


                                 Transfers of Stock

     40. Transfers of stock shall be made on the books of the corporation only

                                     -13-
by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     41. The board of directors shall have power to appoint one or more trans-fer agents and/or one or more registrars of transfers and may provide that the issuance of certificates of stock of this corporation shall not be valid unless signed by such transfer agent or transfer agents and/or registrar of transfers or registrars of transfers, and if such certificate is countersigned
(1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.


                                   Record Dates

     42. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, and the record date for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                             Registered Stockholders

     43. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                Lost Certificate

     44. Any person claiming a certificate of stock to be lost, stolen or destroyed, shall make an affidavit or affirmative of the fact and advertise the same in such manner as the board of directors may require, and shall if the directors so require give the corporation a bond of indemnity, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new replacement certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.


                                Inspection of Books

     45. The directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockhold-ers, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                       Checks

     46. All checks or demands for money and notes of the corporation, shall be signed by such officer or officers, employee or employees as the board of directors may from time to time designate.

                                    Fiscal Year

     47. The fiscal year shall begin the first day of January in each year.

                         Directors' Annual Statement

     48. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stock-holders, a full and clear statement of the business and condition of the corporation.


                                  Notices

     49. Except as otherwise provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by telecopy as provided in Bylaw 21, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

       Any stockholder, director, or officer may waive any notice required to be given under these Bylaws, either before or after the event for which such notice was required.


                               Incentive Payments

     50. Repealed.

     51. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president or the secretary may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the company the powers and rights which it may have as the holder of stock or other securities in any other corporation or membership in any organization, to vote or consent in respect of such stock or other securities or membership, and the president, or any vice president or the secretary may execute or cause to be executed in the name and on behalf of the company and under its corporate seal, or otherwise all such written prox-ies or other instruments as he may deem necessary or proper in order that the company may exercise its powers and rights.

                              Amendments

     52. Except as otherwise provided in these Bylaws, these Bylaws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meet-ing of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or (except as otherwise provided in these Bylaws) by the affirmative vote of a majority of the board of directors at a regular or special meeting of the board.

                               * * * * *

     I, E. James Bennett, Secretary of MAYTAG CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify that as such Secretary, I have custody and possession of the records and corporate seal of said corporation, and that the foregoing is a full, true and correct copy of the Bylaws of said corporation in my custody and posses-sion; and that the seal hereto affixed is the common or corporate seal of said corporation so in my custody and possession.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the corporate seal of said corporation this 8th day of November, A.D., 1990.




                                             /s/ E. James Bennett
                                                 Secretary